UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 30, 2008

THE SAVANNAH BANCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-18560	58-1861820
State of Incorporation	SEC File No.	Tax I.D. No.

25 Bull Street, Savannah, GA 31401
(Address of principal executive offices) (Zip Code)

912-629-6486
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 -  Other Events

The Savannah Bancorp, Inc. (the “Company”) has formed a new subsidiary, SAVB Holdings, LLC, to house previously identified problem loans (including performing and nonperforming loans) and foreclosed real estate (“OREO”) primarily from its Harbourside Community Bank subsidiary.  On September 30, 2008, the Company funded this subsidiary with an initial $12.5 million loan from a related private party and purchased loans and OREO at their current value.  Additional funding, if needed, will be provided from internal sources to permit SAVB Holdings, LLC to purchase an additional $7.5 million of such loans and OREO.  The purchase price of all such loans and OREO is based on their current value.

“The formation of this subsidiary will allow the Company to manage and liquidate problem assets more effectively.  This will also allow Company management to focus on problem assets from Harbourside as well as any other asset issues that may materialize from other subsidiaries should we have a prolonged downturn in the economy and the real estate market”, said John C. Helmken, President and Chief Executive Officer of The Savannah Bancorp.

Helmken added, “Managing these assets from our Savannah headquarters, with an experienced senior staff, will provide the best outcome for our Company given today’s environment.  The Company continues to be profitable and well-capitalized, and even at $20 million this represents a small percentage of our $964 million in total assets at quarter end, June 30, 2008.  We remain focused on this problem and committed to bringing it to a resolution as quickly as possible.”

The Savannah Bancorp, Inc. ("SAVB"), a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, Georgia), Harbourside Community Bank (Hilton Head Island, SC) ("Harbourside") and Minis & Co., Inc., is headquartered in Savannah, Georgia and began operations in 1990. Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to customers.

Forward-Looking Statements

This filing contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements identified by words or phrases such as "potential," "opportunity," "believe," "expect," "anticipate," "current," "intention," "estimate," "assume," "outlook," "continue," "seek," "plans," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Savannah Bancorp, Inc. (Registrant)

By: /s/ Michael W. Harden, Jr.         Date: October 2, 2008
Michael W. Harden, Jr.
Acting Chief Financial Officer